LAW OFFICES OF
                      PAUL, HASTINGS, JANOFSKY & WALKER LLP
       A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                              345 CALIFORNIA STREET
                      SAN FRANCISCO, CALIFORNIA 94104-2635
                            TELEPHONE (415) 835-1600
                            FACSIMILE (415) 217-5333
                              INTERNET www.phjw.com

                                February 4, 2000

415-835-1607

dahearth@phjw.com

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Ingenuity Capital Trust
                  Form N-14 (File No. 333-82833)

Ladies and Gentlemen:

                  We consent to the various references to our law firm as counsel to Firsthand Funds and the filing as an exhibit of our firm's legal opinion as to certain tax matters in the Form N-14 registration statement of the above-referenced Registrant, and in various pre-effective and post-effective amendments thereto that may be filed on or after the date hereof.

                  Please direct any inquiries to me at (415) 835-1607.

                                  Very truly yours,

                                  /s/ David A. Hearth
                                  of PAUL, HASTINGS, JANOFSKY & WALKER LLP